UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2023

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40524	90-2409612
(Commission File Number)	(IRS Employer Identification No.)

1526 Cole Blvd., Suite 250

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 431-3435

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	SHFS	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SHFSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As publicly announced on April 20, 2023, the Board of Directors (the “Board”) of SHF Holdings, Inc. (the “Company”) appointed Mr. Douglas M. Fagan to fill a vacancy on the Board, effective immediately. Mr. Fagan will serve as a Class III director with a term expiring at the Company’s Annual Meeting of Stockholders in 2024. Mr. Fagan was nominated by the Company’s Nominating and Corporate Governance Committee (the “Committee”) after a review of his background, relevant experience, and professional and personal reputation. An agreement related to compensation has not yet been reached; however, Mr. Fagan will be compensated commensurate with other directors of the Board.

Mr. Fagan, 58, became the Chief Financial Officer of Partner Colorado Credit Union (“PCCU”) in September 2017, and the Chief Executive Officer in July 2021. PCCU is the Company’s largest shareholder and has been party to multiple agreements with the Company, as previously disclosed. Prior to being employed by PCCU, Mr. Fagan was Senior Vice President of Asset Management at MIDFLORIDA Credit Union and Vice President of Finance at Bag Gulf Credit Union. He earned a Master of Business Administration, with a concentration in accounting, from the University of Tampa and a Bachelor’s Degree in accounting and finance from Florida Southern College. A copy of the press release announcing Mr. Fagan’s appointment is being filed with this Form 8-K as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

Beginning on April 24, 2023, the Company may commence investor presentations using the Investor Presentation attached to this Current Report on Form 8-K as Exhibit 99.2 (the “Investor Presentation”) and incorporated herein by reference. The Company expects to use the Investor Presentation, in whole or in part, and possibly with modifications, in connection with presentations to investors, analysts and others during the fiscal year ending December 31, 2023.

The information contained in the Investor Presentation is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The information in this Item 7.01, including Exhibit 99.2, is being furnished and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 8.01. Other Events.

Debt Resolution:

As reported in the Company’s Form 10-Q filed on November 14, 2022 and Form 10-K filed on April 14, 2023, on June 27, 2022, Luminous Capital Inc. (“Luminous”) has provided a non-interest-bearing advance (the “Advance”) amounting to $1,150,000 to fund the operations of Northern Lights Acquisition Corporation (now SHF Holdings, Inc. and collectively, the “Company”) prior to the September 28, 2022 business combination. Luminous later incurred an additional approximately $215,905 to fund related operational expenses of the Company, for a total debt obligation of the Company of $1,365,905 (the “Debt”). On April 14, 2023, SHF and Luminous Capital USA, Inc. agreed to fully resolve the Debt as follows: an initial payment of $665,905; and subsequent payments of $250,000 on each of July 5, 2023 and October 4, 2023, and a final payment of $200,000 on January 5, 2024.

Outstanding Common Stock Issued:

As previously announced, the Company entered into an Amended and Restated Securities Purchase Agreement with certain investors (collectively, the “PIPE Investors”) pursuant to which, among other things, the PIPE Investors purchased an aggregate of 20,450 shares of the Company’s Series A Convertible Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”), which shares of Series A Preferred Stock are convertible into shares of the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”).

As of April 20, 2023, 9,554 shares of Series A Preferred Stock had been converted into shares of Class A Common Stock, resulting in there being 41,121,551 shares of Class A Common Stock issued and outstanding and 10,896 shares of Series A Preferred Stock issued and outstanding.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 20, 2023.
99.2	Investor Presentation, dated April 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

Date: April 20, 2023	By:	/s/ Donnie Emmi
Chief Legal Officer